EXHIBIT 99.2
Unaudited Pro Forma Combined Condensed Financial Statements

Introduction

On March 2, 2026 (the “Closing Date”), ITT Inc., an Indiana corporation (“ITT” or the “Company”), completed the acquisition (the “Acquisition”) of LSF11 Redwood TopCo LLC ( “SPX FLOW”), pursuant to that certain Membership Interest Purchase Agreement (the “Purchase Agreement”), by and among ITT, LSF11 Redwood Parent, L.P. (the “Seller”), SPX FLOW and ITT Industries Holdings, Inc., a Delaware corporation and wholly owned subsidiary of ITT (the “Buyer”), pursuant to which the Buyer purchased 100% of the issued and outstanding membership interests in SPX FLOW, a provider of highly engineered equipment and process technologies for the industrial and health and nutrition markets. The aggregate consideration (“Purchase Consideration”) under the Purchase Agreement was $4,775 million, which consisted of $4,075 million in cash and 3,839,824 shares of ITT common stock issued to the Seller, with a portion of the consideration effectively satisfied through the assumption of certain indebtedness.

On February 18, 2026, ITT entered into a credit agreement among the Company, as borrower, certain of its subsidiaries, as co-borrowers, each lender from time to time party thereto, and U.S. Bank National Association, as the administrative agent, sole lead arranger and sole bookrunner, which provides for delayed draw term loan commitments in an aggregate principal amount of $2,875 million, which may be drawn, on up to two occasions, to finance the Acquisition (the “Term Loan Facility”).

The unaudited pro forma combined condensed statements of operations reflect the pro forma impact of the following transactions (the “Transactions”) as if they had been completed on January 1, 2025, and the unaudited pro forma combined condensed balance sheet reflects the pro forma impact of the Transactions as if they had been completed on December 31, 2025:

•the consummation of the Acquisition, including the issuance of 3,839,824 shares of common stock of ITT issued to the Seller;

•the incurrence of $2,875 million in debt under the Term Loan Facility;

•the payment and accrual of the expenses and fees related to the above.

The unaudited pro forma combined condensed balance sheet as of December 31, 2025 is based upon ITT’s audited consolidated balance sheet as of December 31, 2025 as filed with the Securities and Exchange Commission (“SEC”) in ITT’s Annual Report on Form 10-K on February 9, 2026, combined with the unaudited historical balance sheet of SPX FLOW as of December 31, 2025 as filed with the SEC on the Form 8-K to which this exhibit relates. The unaudited pro forma combined condensed balance sheet is presented as if the Transactions had occurred on December 31, 2025.

Pro forma adjustments are based upon available information and assumptions that management believes are reasonable. Such adjustments are estimated and are subject to change. Certain financial statement line items included in SPX FLOW’s historical presentation have been adjusted to conform to corresponding financial statement line items included in ITT’s historical presentation.

The unaudited pro forma combined condensed financial statements were prepared using the acquisition method of accounting as outlined in the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 805, Business Combinations, under U.S. generally accepted accounting principles (“GAAP”), with the Company considered the acquiring company. Based on the acquisition method of accounting, the consideration paid for SPX FLOW is allocated to its assets and liabilities based on their preliminary estimated fair value. The purchase price allocation and valuation are based on preliminary estimates, subject to final adjustments and provided for informational purposes only. For the purpose of measuring the preliminary estimated fair value of the assets acquired and liabilities assumed, management has applied the accounting guidance under GAAP for fair value measurements, using established valuation techniques. This guidance establishes the framework for measuring fair value for any asset acquired or liability assumed under GAAP. Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

The pro forma adjustments and allocation of purchase price of the Acquisition are preliminary and are based on management’s estimates of the fair value of the assets acquired and liabilities assumed, which will be finalized within one year after the Acquisition. The final purchase price allocation will be completed after asset and liability valuations are finalized. Any final adjustments may change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma combined condensed financial information.

The condensed consolidated pro forma financial information is being provided for illustrative purposes only and does not purport to represent what the Company’s actual financial position or results of operations would have been had the Transactions occurred on the dates assumed nor do they project the Company’s results of operations or financial position for any future period or date. The actual results reported by the combined company in periods following the Acquisition may differ significantly from these unaudited pro forma combined condensed financial statements for a number of reasons. The pro forma adjustments, as described in the notes to the unaudited pro forma combined condensed financial information, are based on currently available information. Management believes such adjustments are factually supportable, directly attributable, and with respect to the unaudited pro forma combined condensed statements of operations, are expected to have a continuing impact to the combined results. The pro forma financial statements do not account for costs to integrate the operations of ITT and SPX FLOW or the costs necessary to achieve or the impact of any cost savings, operating synergies, and revenue enhancements resulting from the Acquisition.

ITT INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEETS
(IN MILLIONS)

	As of December 31, 2025
	ITT as Reported	Historical SPX FLOW Reclassified	Transaction Accounting Adjustments		Pro Forma Adjustments - Term Loan Facility & Note Redemption		Pro Forma Combined Condensed
Assets
Current assets:
Cash and cash equivalents	$1,742.9	$203.2	$(3,735.9)	[A]	$2,335.8	[B]	$546.0
Receivables, net	756.1	228.5	—		—		984.6
Inventories, net	671.9	189.7	51.0	[C]	—		912.6
Other current assets	183.4	88.1	—		—		271.5
Total current assets	3,354.3	709.5	(3,684.9)		2,335.8		2,714.7
Plant, property and equipment, net	627.0	156.5	36.0	[D]	—		819.5
Goodwill	1,511.2	999.2	1,290.2	[E]	—		3,800.6
Other intangible assets, net	432.6	1,479.9	1,355.1	[F]	—		3,267.6
Other non-current assets	385.3	46.9	—		—		432.2
Total non-current assets	2,956.1	2,682.5	2,681.3		—		8,319.9
Total assets	$6,310.4	$3,392.0	$(1,003.6)		$2,335.8		$11,034.6
Liabilities and Shareholders’ Equity
Current liabilities:
Short-term borrowings	$261.3	$2.5	$—		$—		$263.8
Accounts payable	465.0	156.7	—		—		621.7
Accrued liabilities	572.0	229.7	43.2	[G]	—		844.9
Total current liabilities	1,298.3	388.9	43.2		—		1,730.4
Noncurrent portion of long-term debt	521.5	1,756.4	(1,223.7)	[H]	2,335.8	[B]	3,390.0
Postretirement benefits	120.0	34.5	—		—		154.5
Other non-current liabilities	279.3	353.9	301.4	[I]	—		934.6
Total non-current liabilities	920.8	2,144.8	(922.3)		2,335.8		4,479.1
Total liabilities	$2,219.1	$2,533.7	$(879.1)		$2,335.8		$6,209.5
Common stock	85.9	—	3.8	[J]	—		89.7
Other shareholders’ equity	3,998.5	858.3	(128.3)	[K]	—		4,728.5
ITT Inc. shareholders’ equity	4,084.4	858.3	(124.5)		—		4,818.2
Noncontrolling interests	6.9	—	—		—		6.9
Total shareholders’ equity	$4,091.3	$858.3	$(124.5)		$—		$4,825.1
Total liabilities and shareholders’ equity	$6,310.4	$3,392.0	$(1,003.6)		$2,335.8		$11,034.6

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	Year Ended December 31, 2025
	As Reported	Historical SPX FLOW Reclassified	Transaction Accounting Adjustments		Pro Forma Adjustments - Term Loan Facility		Proforma Combined Condensed
Revenue	$3,938.5	$1,340.0	$—		$—		$5,278.5
Costs of revenue	2,546.1	782.6	143.1	[P]	—		3,471.8
Gross profit	1,392.4	557.4	(143.1)		—		1,806.7
General and administrative expenses	368.4	147.7	49.2	[G]	—		565.3
Sales and marketing expenses	228.7	212.2	31.7	[F]	—		472.6
Research and development expenses	110.8	38.3	0.6	[F]	—		149.7
Operating income	684.5	159.2	(224.6)		—		619.1
Interest expense, net	48.1	131.6	(131.6)	[L]	141.3	[M]	189.4
Loss on early extinguishment of debt	—	1.2	—		—		1.2
Interest income	(10.7)	(5.1)	—		—		(15.8)
Other non-operating (income), expense, net	(4.4)	11.9	—		—		7.5
Income from continuing operations before income tax expense	651.5	19.6	(93.0)		(141.3)		436.8
Income tax expense	160.1	32.1	25.1	[N]	(33.2)	[N]	184.1
Income from continuing operations	491.4	(12.5)	(118.1)		(108.1)		252.7
Less: Income attributable to noncontrolling interests	3.3	—	—		—		3.3
Income from continuing operations, net of tax attributable to ITT Inc.	$488.1	$(12.5)	$(118.1)		$(108.1)		$249.4

Earnings per share from continuing operations attributable to ITT Inc.:
Basic earnings per share	$6.15						$3.00
Diluted earnings per share	$6.11						$2.98

Weighted average common shares – basic	79.4						83.2	[O]
Weighted average common shares – diluted	79.9						83.7	[O]

Notes to Unaudited Pro Forma Combined Condensed Financial Information
(Millions of Dollars)

Note 1. Basis of Presentation

On March 2, 2026 (the “Closing Date”), ITT Inc., an Indiana corporation (“ITT” or the “Company”), completed the acquisition (the “Acquisition”) of LSF11 Redwood TopCo LLC ( “SPX FLOW”), pursuant to that certain Membership Interest Purchase Agreement (the “Purchase Agreement”), by and among ITT, LSF11 Redwood Parent, L.P. (the “Seller”), SPX FLOW and ITT Industries Holdings, Inc., a Delaware corporation and wholly owned subsidiary of ITT (the “Buyer”), pursuant to which the Buyer purchased 100% of the issued and outstanding membership interests in SPX FLOW, a provider of highly engineered equipment and process technologies for the industrial and health and nutrition markets. The aggregate consideration (“Purchase Consideration”) under the Purchase Agreement was $4,775, which consisted of $4,075 in cash and 3,839,824 shares of ITT common stock issued to the Seller, with a portion of the consideration effectively satisfied through the assumption of certain indebtedness.

On February 18, 2026, ITT entered into a credit agreement among the Company, as borrower, certain of its subsidiaries, as co-borrowers, each lender from time to time party thereto, and U.S. Bank National Association, as the administrative agent, sole lead arranger and sole bookrunner, which provides for delayed draw term loan commitments in an aggregate principal amount of $2,875, which may be drawn, on up to two occasions, to finance the Acquisition (the “Term Loan Facility”).

The unaudited pro forma combined condensed financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with ITT as the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical consolidated financial statements of ITT and SPX FLOW. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of Purchase Consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The pro forma adjustments represent ITT management’s best estimates and are based upon currently available information and certain assumptions that ITT believes are reasonable under the circumstances.

The unaudited pro forma combined condensed balance sheet as of December 31, 2025, combines the historical consolidated balance sheets of the Company and SPX FLOW and has been prepared as if the Acquisition had occurred on December 31, 2025. The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2025, combine the historical consolidated statement of operations of the Company and SPX FLOW and has been prepared as if the Acquisition closed on January 1, 2025.

Note 2. Purchase Price and Purchase Price Allocation

The following table summarizes the preliminary estimate of Purchase Consideration transferred in connection with the Acquisition:

Cash	$3,735.9
ITT shares issued (in whole shares)(a)	777.2
Total estimated purchase consideration	$4,513.1
Cash acquired on 12/31/2025	203.2
Total estimated purchase consideration, net of cash acquired	$4,309.9
(a)Fair value of shares issued is based on 3.8 million shares issued at a price of $202.41 per share on the closing date.

Under the acquisition method of accounting, the identifiable assets acquired, and liabilities assumed of SPX FLOW will be recognized and measured at fair value as of the Acquisition date and added to those of ITT. The determination of fair value used in the transaction-related adjustments presented herein are preliminary and based on ITT management estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Acquisition. The costs of finite-lived intangible assets are amortized through expense over their estimated lives. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation will be subject to further adjustments as additional information becomes available and as additional analyses and final valuations are completed. The purchase price allocation will be finalized within one year from the Acquisition date. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

The following table sets forth a preliminary allocation of the Purchase Consideration to the identifiable tangible and intangible assets acquired and liabilities assumed by ITT, as if the Acquisition had been consummated on December 31, 2025 based on the unaudited consolidated balance sheet of SPX FLOW as of December 31, 2025, with the excess recorded as goodwill:

Cash	$203.2
Accounts Receivable	228.5
Inventory	240.7
Other current assets	88.1
Customer relationships	2,070.0
Developed technology	340.0
Tradename	330.0
Backlog	95.0
Property, plant and equipment	192.5
Other noncurrent assets	46.9
Accounts payable	(156.7)
Other current liabilities	(229.5)
Current and noncurrent portions of long-term debt	(535.2)
Deferred tax and other income tax liabilities	(623.1)
Other noncurrent liabilities	(66.7)
Net assets acquired	$2,223.7
Goodwill	2,289.4
Total purchase price	$4,513.1

Note 3. Pro Forma Adjustments

The pro forma adjustments included in the unaudited pro forma combined condensed financial statements are as follows:

[A]    Pro forma adjustment of $(3,735.9) reflects the cash component of the purchase consideration paid at closing.
[B]    Reflects the following adjustments:

Proceeds from Term Loan Facility, net of debt issuance costs of $6.5	$2,868.5
Repayment of SPX $500 8.75% Senior Notes(a)	(532.7)
Pro forma adjustment	$2,335.8
(a)The $500 8.75% Senior Notes were redeemed within 30 days of the Acquisition date. For purposes of these unaudited pro forma financial statement financial statements, the redemption is assumed to have occurred on the Acquisition date. The redemption included payment of principal, premium and accrued interest.
[C]    Reflects an estimated $51.0 adjustment to reflect inventory at fair value as of December 31, 2025.
[D]    Reflects an estimated $36.0 adjustment to reflect property, plant and equipment at fair value as of December 31, 2025.

[E]    Reflects the elimination of SPX FLOW’s historical goodwill and the capitalization of the preliminary goodwill for the estimated Purchase Consideration in excess of the fair value of the net assets acquired in connection with the Acquisition, calculated as follows:

Fair value of consideration transferred in excess of the preliminary fair value of assets acquired and liabilities assumed (Note 2)	$2,289.4
Elimination of SPX FLOW’s historical goodwill	(999.2)
Pro forma net adjustment to goodwill	$1,290.2
[F]    Adjustments to reflect the preliminary fair values of SPX FLOW’s identifiable intangible assets and the associated amortization expense. The primary assets include customer relationships, tradename, developed technology and backlog. The fair value and amortization adjustments for each asset are based on preliminary assumptions. These assumptions are subject to further analysis and may change, which would result in a change to the adjustments included in the unaudited pro forma financial information. The following table presents the fair value, useful life and pro forma amortization adjustments for each asset:

Intangible Asset	Estimated Fair Value	Useful Life	Incremental amortization FY 2025
Customer relationships	$2,070.0	18	31.7
Technology	340.0	18	0.6
Backlog	95.0	1	95.0
Tradename	330.0	Indefinite	—
Total	2,835.0		127.3
Eliminate historical SPX FLOW intangible assets	(1,479.9)
Pro forma net adjustment to intangibles, net	$1,355.1
[G]    Non-recurring adjustment to record $49.2 in transaction fees related to the Acquisition, net of tax of $5.8, the assumption of $10.9 of liabilities in connection with the Acquisition and the elimination of $11.1 accrued interest as of December 31, 2025 in connection with the repayment of SPX indebtedness.
[H] Adjustment of $(1,223.7) reflects the following:

Repayment of SPX FLOW indebtedness in connection with the Acquisition	$(1,275.4)
Elimination of debt discount and debt issue costs	19.0
Estimated fair value adjustment for SPX $500 8.75% Notes	32.7
Net impact to noncurrent portion of long-term debt	$(1,223.7)
[I]    Adjustment to record $318.5 deferred tax liabilities relating to basis differences for incremental identified intangible assets of $1,355.1, calculated based on the statutory rate, offset by additional $17.1 net operating loss related to certain transaction expenses paid at closing.
[J]    Represents increase in shares outstanding based on issuance of 3.8 shares to the Seller. Based on a par value per share of $1.00, the increase to common stock value within shareholders’ equity is $3.8.
[K]    Reflects the impact to other shareholders’ equity as follows:

Issuance of shares to Sellers as part of Purchase Consideration(a)	$777.2
Par value of common stock for shares issued to Sellers	(3.8)
Elimination of SPX FLOW shareholders’ equity	(858.3)
Impact of transaction costs, net of tax	(43.4)
Net impact to other shareholders’ equity	$(128.3)
(a)Value based on the closing price of ITT shares on the Acquisition date.
[L]    Elimination of SPX FLOW historical interest expense of $131.6 for the year ended December 31, 2025.

[M]    Reflects the net impact to interest expense for the year ended December 31, 2025 as follows:

Interest expense on new $2,875 Term Loan Facility at an assumed interest rate of 4.8%.	$138.0
Amortization of debt issue costs	3.3
Net impact to interest expense	$141.3
[N]    Adjustments reflect the tax effect of income (loss) before income taxes for the pro forma adjustments, calculated based on the statutory rate.
[O]    Reflects the issuance of 3,839,824 shares of ITT common stock to the Seller.
[P]    Impact to costs of revenue reflects the non-recurring amortization of backlog intangible asset of $95 and recognition of $44.1 estimated inventory step-up based on inventory values as of January 1, 2025. The step up in inventories to fair value and backlog intangible asset increase cost of goods sold as the related inventories are sold or backlog is converted to revenue which, for purposes of the unaudited pro forma combined condensed financial information is assumed to occur within the first year after the Acquisition date. These costs are non-recurring in nature and not anticipated to affect the combined condensed income statement beyond twelve months after the Acquisition. Incremental depreciation related to the step-up of property, plant and equipment is also included as an impact to costs of revenue. A calculation of the net impact is as follows:

For the Year Ended	December 31, 2025
Inventory impact to costs of revenue	$44.1
Impact of step-up of property, plant and equipment to fair value	4.0
Backlog amortization	95.0
Net impact to interest expense	$143.1

Note 4. SPX FLOW Reclassification Adjustment Tables
Refer to the table below for a summary of reclassification adjustments made to SPX FLOW’s consolidated balance sheet as of December 31, 2025 to conform to ITT’s presentation:

As of December 31, 2025	Historical SPX FLOW	Reclassification Adjustments		Historical SPX FLOW Reclassified
Assets
Current assets:
Cash and cash equivalents	$203.2	$—		$203.2
Receivables, net	228.5	—		228.5
Contract assets	33.0	(33.0)	(a)	—
Inventories, net	189.7	—		189.7
Other current assets	55.1	33.0	(a)	88.1
Total current assets	709.5	—		709.5
Plant, property and equipment, net	156.5	—		156.5
Goodwill	999.2	—		999.2
Other intangible assets, net	1,479.9	—		1,479.9
Other non-current assets	46.9	—		46.9
Total non-current assets	2,682.5	—		2,682.5
Total assets	$3,392.0	$—		$3,392.0
Liabilities and Shareholders’ Equity
Current liabilities:
Short-term borrowings	2.5	—		$2.5
Accounts payable	138.1	18.6	(b)	156.7
Income taxes payable	18.6	(18.6)	(b)	—
Contract liabilities	96.3	(96.3)	(c)	—
Accrued liabilities	133.4	96.3	(c)	229.7
Total current liabilities	388.9	—		388.9
Noncurrent portion of long-term debt	1,756.4	—		1,756.4
Postretirement benefits	—	34.5	(d)	34.5
Deferred and other income tax liabilities	321.7	(321.7)	(e)	—
Other non-current liabilities	66.7	287.2	(d)(e)	353.9
Total non-current liabilities	2,144.8	—		2,144.8
Total liabilities	$2,533.7	$—		$2,533.7
Total shareholders’ equity	858.3	—		858.3
Total liabilities and shareholders’ equity	$3,392.0	$—		$3,392.0
(a)    Represents a reclassification of $33.0 of contract assets to other current assets.
(b)    Represents a reclassification of $18.6 of income taxes payable to accounts payable.
(c)    Represents a reclassification of $96.3 of contract liabilities to accrued liabilities.
(d)    Represents a reclassification of $34.5 from other non-current liabilities to postretirement benefits.
(e)    Represents a reclassification of $321.7 of deferred and other income tax liabilities to other non-current liabilities.

Refer to the table below for a summary of reclassification adjustments to SPX FLOW’s condensed consolidated income statement for the year ended December 31, 2025 to conform with ITT’s presentation:

	Year Ended December 31, 2025
	Historical SPX FLOW	Reclassification Adjustments		Historical SPX FLOW Reclassified
Revenue	$1,340.0	$—		$1,340.0
Costs of revenue	782.6	—		782.6
Gross profit	557.4	—		557.4
Selling, general and administrative expenses	289.7	(142.0)	(a)(c)(d)	147.7
Intangible amortization	101.6	(101.6)	(b)	—
Sales and marketing expenses	—	212.2	(a)(b)	212.2
Research and development expenses	—	38.3	(b)(c)	38.3
Restructuring costs	6.9	(6.9)	(d)	—
Operating income	159.2	—		159.2
Interest expense, net	126.5	5.1	(e)	131.6
Loss on early extinguishment of debt	1.2	—		1.2
Interest income	—	(5.1)	(e)	(5.1)
Other non-operating expense, net	11.9	—		11.9
Income before income taxes	19.6	—		19.6
Income tax benefit	32.1	—		32.1
Net income	$(12.5)	$—		$(12.5)
(a)    Represents a reclassification of $128.9 from selling, general and administrative expense to sales and marketing expenses.
(b)    Represents a reclassification of $83.3 of customer relationship intangible amortization to sales and marketing expense and $18.3 of technology intangible amortization to research and development expenses.
(c)    Represents a reclassification of $20.0 from selling, general and administrative costs to research and development expenses.
(d)    Represents a reclassification of $6.9 of restructuring and other related charges to general and administrative expenses.
(e)    Represents a reclassification of $5.1 of interest income from interest expense, net to interest income.